Exhibit 99.5

Letter to Beneficial Holders Regarding the Offer to Exchange

Any and All Outstanding 6 3/8% Senior Notes due 2020 issued on August 15, 2013 for
6 3/8% Senior Notes due 2020, which have been registered under the Securities Act of 1933 of

BOISE CASCADE COMPANY

Pursuant to the Prospectus dated            , 2013

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON        , 2013 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY BOISE CASCADE COMPANY IN ITS SOLE DISCRETION. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

, 2013

To Our Clients:

Enclosed for your consideration is a Prospectus dated                , 2013 (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) of Boise Cascade Company, a Delaware corporation (the “Company” or the “Issuer), to exchange up to $50,000,000 of its outstanding 6 3/8% Senior Notes due 2020 (together with the guarantees thereof, the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like aggregate principal amount 6 3/8% Senior Notes due 2020, issued and sold on August 15, 2013 in a transaction exempt from registration under the Securities Act (together with the guarantees thereof, the “Outstanding Additional Notes”), upon the terms and conditions set forth in the Prospectus.  The Outstanding Additional Notes were issued as additional notes under the indenture governing the initial 6 3/8% senior notes due 2020 issued in October 22, 2012 (the “Initial Notes”). The Initial Notes have been exchanged for notes registered under the Securities Act of 1933, as amended.  Once the Exchange Offer is completed, the Exchange Notes will trade fungibly with the Initial Notes.

The Prospectus and Letter of Transmittal more fully describe the Exchange Offer.  Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

These materials are being forwarded to you as the beneficial owner of Outstanding Additional Notes carried by us for your account or benefit but not registered in your name. A tender of any Outstanding Additional Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Outstanding Additional Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Outstanding Additional Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Outstanding Additional Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Outstanding Additional Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Additional Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 11:59 p.m., New York City time, on                      , 2013.  Outstanding Additional Notes tendered

pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

If you wish to have us tender any or all of your Outstanding Additional Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Outstanding Additional Notes held by us and registered in our name for your account or benefit.

Instructions to Registered Holder
from Beneficial Owner of
6 3/8% Senior Notes due 2020 issued on August 15, 2013 of

BOISE CASCADE COMPANY

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Issuer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you to tender the principal amount of Outstanding Additional Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

The aggregate face amount of the Outstanding Additional Notes held by you for the account of the undersigned is (fill in amount):

$                                                    of the Outstanding Additional Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐            To TENDER the following Outstanding Additional Notes held by you for the account of the undersigned (insert principal amount of Outstanding Additional Notes to be tendered, if any):

$                                of the Outstanding Additional Notes.

☐            NOT to TENDER any Outstanding Additional Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Additional Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Additional Notes, including but not limited to the following representations: (i) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned; (ii) the undersigned is not engaging in and does not intend to engage in a distribution of such Exchange Notes within the meaning of the federal securities laws; (iii) the undersigned has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; (iv)  the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer; and (v) the undersigned is not acting on behalf of any persons who could not truthfully make the foregoing representations; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal and this instruction letter; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Outstanding Additional Notes.

The purchaser status of the undersigned is (check the box that applies):

☐            A “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act); or

☐            A non “U.S. person” (as defined in Regulation S under the Securities Act) that purchased the Outstanding Additional Notes outside the United States in accordance with Rule 904 under the Securities Act.

SIGN HERE

Name of beneficial owner(s)
Signature(s)
Name(s) of Signatory(ies), if different from beneficial owner (please print)

Address
Principal place of business (if different from address listed above)

Telephone Number(s)
Taxpayer Identification or Social Security Number
Date